Exhibit 99.5

Recommendations of the VICI Board of Directors and Its Reasons for the Transactions

Unless otherwise stated in these Recommendations of the VICI Board of Directors and its Reasons for the Transactions (the “VICI Reasons for the Transactions”) or the context otherwise requires, references in these VICI Reasons for the Transactions to:

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“Alternative Partnership Merger” refers to an alternative merger structure, which VICI may, in its sole discretion, elect, if the MGP Exchange Offers are not successful, whereby, in lieu of the Partnership Merger, Existing VICI OP will merge with and into MGP OP, with MGP OP surviving the Mergers.

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“Amended and Restated Master Lease” refers to the form of amended and restated triple-net master lease to be entered into by VICI and MGM with respect to certain properties that will be owned by consolidated subsidiaries of VICI following closing of the Mergers.

•	“BREIT JV” refers to the joint venture of MGP with Blackstone Real Estate Income Trust, Inc.

•	“Cancelled Shares” refers to each MGP Class A Common Share held in treasury by MGP or owned by any of MGP’s wholly-owned subsidiaries and the MGP Class B Common Share.

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“Change of Control Offers” refers to offers to repurchase certain senior notes of MGP OP pursuant to their respective indentures if exchange offer and consent solicitation transaction to assume such notes by Existing VICI OP in the Mergers are unsuccessful.

•	“Combined Company” refers to VICI and its subsidiaries after the closing of the Mergers.

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“Bridge Facility” refers to a 364-day first lien secured bridge facility in an aggregate principal amount of up to $9.250 billion in the aggregate, consisting of up to $5.008 billion in funding under Tranche 1 of the Bridge Facility which can be used for the Redemption Consideration and to pay transaction costs and up to $4.242 billion in funding under Tranche 2 of the Bridge Facility which can be used to fund the Change of Control Offers (the “Offer to Purchase Consideration”).

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“Exchange Ratio” refers to 1.366 shares of VICI Common Stock per MGP Common Share, other than the Cancelled Shares, plus the right, if any, to receive cash in lieu of fractional shares of VICI Common Stock into which such MGP Common Shares would have been converted pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement.

•	“Existing VICI OP” means VICI Properties L.P., a Delaware limited partnership.

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“Master Transaction Agreement” refers to the Master Transaction Agreement, dated as of August 4, 2021, by and among MGP, MGP OP, VICI, REIT Merger Sub, Existing VICI OP, New VICI Operating Company and MGM, as it may be amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement/information statement/prospectus.

•	“Mergers” refers to the Partnership Merger and the REIT Merger.

•	“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company.

•	“MGP Class A Common Shares” refers to the Class A common shares, no par value per share, of MGP.

•	“MGP Class B Common Share” refers to the single Class B common share, no par value per share, of MGP held by MGM.

•	“MGP Common Shares” refers to the MGP Class A Common Shares and the MGP Class B Common Share, as the context requires.

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“MGP Exchange Offers” refers to one or more exchange offers, offers to purchase and/or consent solicitations with respect to MGP OP’s outstanding debt securities in connection with the assumption of such indebtedness in the Mergers that Existing VICI OP intends to conduct on or prior to the closing date of the Transactions.

•	“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership.

•	“MGP OP Units” refers to outstanding partnership units in MGP OP.

•	“MGM” refers to MGM Resorts International, a Delaware corporation.

•	“New VICI Operating Company” means VICI Properties OP LLC, a Delaware limited liability company.

•	“New VICI Operating Company Units” refers to the units representing a fractional, undivided share of the membership interests of the members of New VICI Operating Company.

•	“Partnership Merger” refers to the merger, following the REIT Merger, of the REIT Surviving Entity with and into MGP OP, with MGP OP surviving.

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“Redeemed Units” refers to a number of outstanding New VICI Operating Company Units held by MGM immediately prior to the Partial Redemption equal to (rounded down to the nearest whole unit) (i) (A) the Redemption Consideration divided by (B) $43.00, times (ii) the Exchange Ratio.

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“Partial Redemption” refers to the distribution by New VICI Operating Company to MGM and/or its applicable subsidiaries an amount equal to the Redemption Consideration in cash in redemption of the Redeemed Units held by MGM and/or its subsidiaries, as applicable.

•	“Redemption Consideration” refers to a $4,404,000,000 payment in connection with the Partial Redemption.

•	“REIT” refers to a real estate investment trust.

•	“REIT Merger” refers to the merger of MGP with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly-owned subsidiary of Existing VICI OP.

•	“REIT Merger Sub” refers to Venus Sub LLC, a Delaware limited liability company, a wholly-owned subsidiary of Existing VICI OP.

•	“REIT Surviving Entity” refers to REIT Merger Sub, the surviving entity in the REIT Merger.

•	“Tax Protection Agreement” refers to the tax protection agreement to be entered into between VICI and MGM in connection with the Transactions.

•	“Transactions” refers to the Mergers and the other transactions contemplated by the Master Transaction Agreement.

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“Venetian Acquisition” refers to the pending acquisition by Existing VICI OP of the land and real estate assets associated with The Venetian Resort Las Vegas and the Sands Expo and Convention Center, located in Las Vegas, Nevada and the acquisition of an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. of the operating assets and liabilities of The Venetian Resort and the Sands Expo and Convention Center from Las Vegas Sands Corp. pursuant to definitive agreements dated March 2, 2021.

•	“VICI” refers to VICI Properties Inc., a Maryland corporation.

•	“VICI Board” refers to the board of directors of VICI.

•	“VICI Common Stock” refers to the common stock, par value $0.01 per share, of VICI.

•	“VICI Stock Issuance” refers to the issuance of shares of VICI Common Stock to holders of MGP Common Shares, as contemplated by the Master Transaction Agreement.

•	“VICI Stock Issuance Proposal” refers to the proposal to approve the VICI Stock Issuance.

At its meeting on August 3, 2021, after careful consideration, the VICI Board unanimously (i) determined that the Mergers, the Partial Redemption and the other transactions contemplated by the Master Transaction Agreement are advisable and in the best interests of VICI and its stockholders, (ii) authorized and approved the Mergers, the Partial Redemption and the other transactions contemplated by the Master Transaction Agreement, and (iii) authorized, approved, and adopted the Master Transaction Agreement.

In reaching its determination, the VICI Board consulted with VICI’s senior management and outside legal and financial advisors and carefully considered numerous factors that the VICI Board viewed as supporting its decision, including the following material factors:

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the belief that the Transactions will strengthen VICI’s position as a leader in gaming and experiential real estate and solidify it as the largest triple-net lease REIT by Adjusted EBITDA and generally one of the largest REITs in the United States, with an equity market capitalization of approximately $31 billion and a total enterprise value of approximately $45 billion, based on the closing price of VICI Common Stock on August 3, 2021, the last trading day before the VICI Board approved the Transactions. The VICI Board believed that this broader reach and scale would provide a strong foundation for VICI to drive additional, accretive growth in its business, enabling it to pursue larger transactions and potentially resulting in lower cost of capital, thereby driving higher net income to VICI stockholders;

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the belief that the Mergers will result in an overall upgrade of VICI’s portfolio; following the Mergers, VICI will have 43 properties in 15 states with 58,000 hotel rooms, 63,000 gaming units and 6.7 million square feet of convention space;

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the belief that MGP’s existing portfolio consists of large-scale, top-quality assets in their respective geographic locations and in the triple-net REIT sector, most of which are market leaders in gross gaming revenues in their respective geographic locations, and will be acquired at a significant (estimated 30-40%) discount to replacement cost and at an attractive capitalization rate;

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the belief that MGP’s properties will realize increased valuations and improved capitalization rates as a result of inclusion in VICI’s management and governance platform, as well as the potential for additional value appreciation resulting from capitalization rate compression in the gaming sector;

•	the belief that there are no other near-term opportunities to acquire a portfolio of a similar scale and quality;

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the expectation that, following the Transactions, VICI’s real estate portfolio will be more diversified by tenant base, by adding a significant, high-quality and iconic global operator that will meaningfully decrease VICI’s top tenant concentration, on a pro forma basis taking into account (i) the closing of the Venetian Acquisition and (ii) the pending acquisition by the Eastern Band of Cherokee Indians of the operations of Caesars Southern Indiana from Caesars Entertainment, from 68% to 41%; following the Mergers, three of VICI’s tenants, Caesars, Penn National and MGM, representing a combined 84% of its total estimated 2021 annualized cash rent, will be included in the S&P 500;

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the expectation that, following the Transactions, VICI’s real estate portfolio will be more diversified by geographic scope, resulting in approximately 55% of VICI’s rent base being generated by regional assets and 45% being generated by assets located on the Las Vegas Strip, assuming the rent under the Amended and Restated Master Lease Agreement is allocated among VICI’s Las Vegas and regional properties based on pro rata 2019 Adjusted EBITDAR performance;

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the expectation that, on a pro forma basis giving effect to the Transactions and the Venetian Acquisition, VICI’s estimated pro forma 2021 cash rent on an annualized basis will be $2.6 billion, a meaningful increase from an estimated 2021 cash rent of $1.5 billion on an annualized basis prior to the completion of the Transactions and the Venetian Acquisition, and the weighted average lease term will be 43.5 years (inclusive of all tenant renewal options);

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the expectation that, following the Transactions, there will be significant incremental equity index demand for shares of VICI Common Stock beyond the demand for the standalone companies, particularly because shares of MGP’s Class A Common Stock have generally not been (and often are prevented from being) included in major benchmark equity indices due to MGP’s controlled-company and limited liability company status, which will provide VICI with an increased opportunity for eventual inclusion in the S&P 500 index and increased weighting in other major benchmark equity indices and further grow the trading liquidity of shares of VICI Common Stock;

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the expectation that, following the Mergers, VICI will be strongly positioned to pursue additional opportunities within the gaming industry, as well as in broader categories across adjacent experiential industries, as a result of its enhanced scale, diversification, credit profile, investor base and cost of capital;

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the belief that the Transactions will provide VICI an opportunity to strengthen its overall credit profile through added scale, diversity and portfolio quality, which will provide VICI an accelerated pathway to achieving an investment grade credit rating, which should lower the Combined Company’s overall debt costs;

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the belief that the businesses of VICI and MGP are highly complementary and that the integration of the two companies will be completed in a timely and efficient manner without disruption to tenants and employees;

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the fact that the Exchange Ratio is fixed and will not fluctuate as a result of changes in the price of VICI Common Stock or MGP Class A Common Shares, which limits the impact of external factors on the Transactions;

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the VICI Board’s and management’s strong understanding of the business, operations, financial condition, earnings and prospects of VICI and MGP, taking into account the results of VICI’s due diligence review of MGP, as well as of the current and prospective environment in which VICI and MGP operate, including economic and market conditions, and the VICI Board’s belief that this information supported its expectations as to the value of the Mergers, the Partial Redemption and the other Transactions. The VICI Board also considered VICI management’s depth of experience in real estate operations and proven track record of successfully executing VICI’s growth plans;

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the VICI Board’s views on economic and industry trends related to gaming and other experiential real estate, including the positive outlook of Las Vegas and regional gaming markets following the impact of the COVID-19 pandemic;

•	the knowledge that, following the Transactions, VICI will continue to be led by the existing VICI senior management team;

•	the Master Transaction Agreement’s provisions requiring MGP to pay VICI a termination fee of $421 million if the Mergers are terminated under certain circumstances;

•	the historical and then-current trading prices and volumes of each of VICI’s Common Stock and MGP’s Class A Common Shares;

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the fact that, following the Transactions, VICI will have entered into a new 55-year Amended and Restated Master Lease, inclusive of tenant renewal options, with an anticipated initial total annual rent of $860.0 million with a fixed escalator for the first 10 years and with inflation protection through a CPI kicker and a corporate guarantee from MGM, an S&P 500 global entertainment company with national and international locations;

•	the fact that VICI will retain MGP’s existing 50.1% ownership stake in the BREIT JV, which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay, and which lease will remain unchanged;

•	the financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to the VICI Board dated August 3, 2021; and

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the belief that the Transactions will be completed in a timely and efficient manner with minimal disruption to tenants and other stakeholders, given the highly complementary businesses of VICI and MGP.

The VICI Board also considered a number of risks and other potentially negative factors identified in its deliberations on the Mergers and other Transactions, including the following:

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the risk of not capturing all of the anticipated estimated savings and synergies, and the risk that other anticipated benefits of the Mergers and other Transactions might not be realized on the expected timeframe or at all;

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the restrictions on the conduct of VICI’s business during the period between execution of the Master Transaction Agreement and the consummation of the Transactions, and the costs and distractions to VICI’s management in connection with the consummation of the Transactions;

•	the possibility that the Mergers may not be completed, or that completion may be unduly delayed, including for reasons beyond the control of VICI or MGP;

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the amount of cash required in connection with the Partial Redemption and other transactions contemplated by the Master Transaction Agreement and the risk that VICI will not be able to secure financing for such amount on acceptable terms, in a timely manner, or at all, and may be required to borrow under the Bridge;

•	the significant anticipated increase in VICI’s level of indebtedness following the completion of the Transactions;

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the risk that if Existing VICI OP and VICI Note Co. Inc. are unable to successfully complete one or more exchange offers with respect to MGP OP’s outstanding debt securities and MGP OP and MGP Finance Co-Issuer, Inc. are unable to successfully complete one or more consent solicitations with respect to MGP OP’s outstanding debt securities, VICI will be required to make the Change of Control Offers, may elect the Alternative Partnership Merger and would be required to comply with the terms of the indentures governing any such debt securities that remain outstanding, which could increase VICI’s administrative costs going forward;

•	the risk that the VICI stockholders may fail to approve the VICI Stock Issuance Proposal;

•	the challenges of combining VICI with MGP following the Mergers, including technical, operational, accounting and other challenges;

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the substantial costs to be incurred in connection with the Transactions, including costs to be incurred in connection with the financing for the Partial Redemption and other transactions contemplated by the Master Transaction Agreement;

•	the risk that the COVID-19 pandemic, or similar pandemics, may decrease demand for gaming or other experiential real estate or materially and adversely impact the credit of VICI’s tenants or MGM;

•	the ownership dilution of existing VICI stockholders;

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the Master Transaction Agreement’s provisions imposing restrictions on VICI from soliciting acquisition proposals and requiring VICI to pay MGP a termination fee of $709 million if the Mergers are terminated under certain circumstances;

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the Master Transaction Agreement’s provisions permitting MGP to terminate the Master Transaction Agreement in order to enter into a Superior Proposal (subject to compliance with the provisions of the Master Transaction Agreement regarding non-solicitation of acquisition proposals), upon payment by MGP to VICI of a termination fee of $421 million;

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the risk that the agreed termination fee payable by MGP to VICI if the Master Transaction Agreement is terminated under certain circumstances may not be sufficient to fully compensate VICI for its losses in such circumstances;

•	the risk that failure to complete the Mergers or other Transactions could negatively affect the price of VICI Common Stock and future business and financial results of VICI;

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the risks associated with the covenants undertaken by VICI and its affiliates in the Tax Protection Agreement, which for fifteen years following the closing of the Transactions, require VICI to take certain actions or restrict VICI from taking certain actions that could be beneficial to VICI, including that:

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VICI will not dispose of the property acquired from MGP in the Transactions in taxable transactions or in a manner that otherwise would result in taxable gain recognition by MGM and its affiliates; and

•	VICI will maintain approximately $8.5 billion of debt assumed or otherwise incurred in connection with the Transactions and will refinance that debt as it matures;

•	the risk that if VICI or its affiliates breach the Tax Protection Agreement, VICI would be required to pay material indemnity payments to MGM or its affiliates;

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the risk that VICI will be significantly dependent on MGM for a substantial portion of its revenues, and unless or until VICI further substantially diversifies its portfolio an event that has a material adverse effect on MGM’s businesses, financial condition, liquidity, results of operations or prospects could have a material adverse effect on VICI’s business, financial condition, liquidity, results of operations and prospects;

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the risk that MGM is required to pay a significant portion of their cash flow from operations to VICI pursuant to the Amended and Restated Master Lease Agreement, which could adversely affect MGM’s ability to satisfy its obligations to VICI;

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the risk that MGM’s level of indebtedness, and the fact that a significant portion of its cash flow is used to make interest payments on such indebtedness, could adversely affect its ability to satisfy its obligations to VICI;

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers and other Transactions; and

•	other matters described in our filings with the SEC.

In addition to considering the factors described above, the VICI Board considered the fact that some of VICI’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of VICI’s stockholders generally and that these interests may present actual or potential conflicts of interests.

The VICI Board concluded that the potentially negative factors associated with the Mergers and other Transactions were outweighed by the potential benefits that it expected the VICI stockholders would achieve as a result of the Mergers and other Transactions. The foregoing discussion of the factors considered by the VICI Board is not intended to be exhaustive, but, rather, includes certain material factors considered by the VICI Board. In reaching its decision to approve the Master Transaction Agreement and the transactions contemplated by the Master Transaction Agreement, including the Mergers, the VICI Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The VICI Board considered all these factors as a whole, including discussions with, and questioning of, VICI’s management and VICI’s financial and legal advisors, and overall considered the factors to be favorable to, and supportive of, its determination.

This explanation of VICI’s Board reasons for the Transactions and other information presented in this section are forward-looking in nature and should be read in light of the exhibits in this Current Report on Form 8-K entitled “Supplemental Risk Factors” and “Forward-Looking Statements”, respectively.